Exhibit 1.1

SANA BIOTECHNOLOGY, INC.

17,272,728 SHARES OF COMMON STOCK, PAR VALUE $0.0001 PER SHARE

PRE-FUNDED WARRANTS TO PURCHASE 12,727,272 SHARES OF COMMON STOCK

UNDERWRITING AGREEMENT

February 7, 2024

February 7, 2024

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

BofA Securities, Inc.

c/o Morgan Stanley & Co. LLC

 1585 Broadway New York,

 New York 10036

c/o J.P. Morgan Securities LLC

 383 Madison Avenue

 New York, New York 10179

c/o Goldman Sachs & Co. LLC

 200 West Street

 New York, New York 10282

c/o BofA Securities, Inc.

 One Bryant Park

 New York, New York 10036

Ladies and Gentlemen:

Sana Biotechnology, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and BofA Securities, Inc. are acting as representatives (the “Representatives”), an aggregate of (a) 17,272,728 shares of its common stock, par value $0.0001 per share (the “Firm Shares”) and (b) pre-funded warrants to purchase up to 12,727,272 shares of the Company’s common stock in a form to be mutually agreed upon by the Company and the Representatives (the “Pre-Funded Warrants” and, together with the Firm Shares, the “Firm Securities”) at an exercise price of $0.0001. The Company also proposes to issue and sell to the several Underwriters not more than an additional 4,500,000 shares of its common stock, par value $0.0001 per share (the “Additional Shares”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares” and, together with the Pre-Funded Warrants, the “Securities.” The shares of common stock, par value $0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The shares of the Company’s common stock issuable upon exercise of the Pre-Funded Warrants are herein referred to as the “Warrant Shares”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, as amended (File No. 333-266547), including a preliminary prospectus, relating to the Securities and the Warrant Shares. The registration statement as amended at the time it becomes effective, including the information (if any) (i) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) incorporated by reference therein, is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, Time of Sale Prospectus or the Prospectus complied when so filed or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, does not contain any information that conflicts with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement or as of the Closing Date and each Option Closing Date (as defined in Section 2), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the Underwriting Information, as defined below.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the

Company complies or will comply, as of the date of such filing, in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus. At the time of the initial filing of the Registration Statement, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent that such concepts are applicable in such jurisdiction) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters, in all material respects, to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights that have not been validly waived. The Pre-Funded Warrants have been duly authorized and, when executed and delivered by the Company in accordance with this Agreement, will be valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Warrant Shares to be issued by the Company upon exercise of the Pre-Funded Warrants in accordance therewith have been duly authorized and will be reserved for issuance upon exercise of the Pre-Funded Warrants in a number sufficient to meet the current exercise requirements. The Warrant Shares, when issued and delivered upon exercise of the Pre-Funded Warrants in accordance therewith, will be validly issued, fully paid and nonassessable, and the issuance of the Warrant Shares is not subject to any preemptive or similar rights not otherwise validly waived or satisfied.

(j) With respect to the stock options granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a stock option was duly authorized no later than the date on which the grant of such stock option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, and (ii) each such grant was made in accordance with the terms of the Company Stock Plans and all applicable laws and regulatory rules or requirements, including any applicable federal securities laws.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in this case of clauses (i), (iii) and (iv), where such contravention would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or waived or as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the offer and sale of the Securities.

(l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(m) Neither the Company nor any of its subsidiaries is (i) in violation of its respective certificate of incorporation or bylaws; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company, any of its subsidiaries or their respective businesses and properties, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(n) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statements, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statements, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries is subject or by which the Company or any of its subsidiaries is bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described in all material respects or filed or incorporated by reference as required.

(o) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statements, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q) The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement, except as otherwise have been validly waived in connection with the issuance and sale of the Securities contemplated hereby and as described in the Registration Statement, Time of Sale Prospectus and the Prospectus.

(t) (i) None of the Company or any of its subsidiaries or controlled affiliates, or any director or officer thereof, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to obtain, retain, or direct business or influence official action, or to any person in violation of any applicable anti-corruption laws (ii) the Company and each of its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(u) The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v) (i) None of the Company, any of its subsidiaries, or any director or officer of the Company nor, to the Company’s knowledge, any employee, agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Syria, and the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine, and the non-government controlled areas of Zaporizhzhia and Kherson regions of Ukraine).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(w) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock (other than from its employees or other service providers in connection with the termination of their service pursuant to the terms of the equity compensation plans or agreements described in the Time of Sale Prospectus, or from former employees), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

(x) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(y) To the Company’s knowledge, the Company and its subsidiaries own, can acquire on reasonable terms or have licensed rights to all material patents, patent applications, patent rights, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, inventions, systems or procedures), trademarks, service marks, trade names and other intellectual property rights and registrations, and applications for registrations of any of the foregoing, necessary to the conduct of its business as now conducted and as proposed to be conducted by the Company or any of its subsidiaries as described in the Registration Statement, Time of Sale Prospectus and the Prospectus (the “Company Intellectual Property”). Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, (i) to the Company’s knowledge, there are no third parties who have rights to any Company Intellectual Property, except for the retained rights of the co-owners, owners and/or licensors of the Company Intellectual Property which is licensed to the Company and its subsidiaries or the rights of third party licensees of Company Intellectual Property licensed by the Company or any of its subsidiaries in the ordinary course of business, or except for such existence of any third party rights in Company Intellectual Property that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; (ii) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others (a) challenging the validity, enforceability or scope of any Company Intellectual Property or (b) challenging the Company’s rights or any of its subsidiaries’ rights in or to any Company Intellectual Property; (iii) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes or misappropriates, or would infringe or misappropriate upon the commercialization of any product or service described in the Registration Statement, Time of Sale Prospectus and the Prospectus as under development by the Company or its subsidiaries, any intellectual property or other proprietary rights of others; (iv) to the Company’s knowledge, none of the Company Intellectual Property used by the Company or its subsidiaries which is necessary to the conduct of its business as now conducted and as proposed to be conducted by the Company or any of its subsidiaries as described in the Registration Statement, Time of Sale Prospectus and the Prospectus has been obtained or is being used by the Company and its subsidiaries in violation of any contractual obligation binding on the Company or its subsidiaries; (v) to the Company’s knowledge, there is no infringement or misappropriation by others of any Company Intellectual Property owned by the Company or any of its subsidiaries; (vi) to the Company’s knowledge, the Company and its subsidiaries have materially complied with the material terms of each agreement pursuant to which Company Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect; (vii) the Company has taken commercially reasonable steps to protect, maintain and safeguard the Company Intellectual Property, including the execution of appropriate nondisclosure, confidentiality, and invention assignment agreements with founders, key employees and any other employees involved in the development of material Company Intellectual Property for the Company or any of its subsidiaries; (viii) to the Company’s knowledge, no employee of the Company and its subsidiaries is in or has been in violation of any material term of any written employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or restrictive covenant agreement with a former employer where the basis of such violation relates to (a) such employee’s employment with the Company and (b) the ownership by the Company or its subsidiaries of any Company Intellectual Property; (ix) to the Company’s knowledge, none of the Company Intellectual Property employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiary in violation of any contractual obligation binding on the Company or its subsidiaries or any of their respective officers, directors or employees ; and (x) to the Company’s knowledge, the duties of candor and good faith required by, and owed by the Company, its subsidiaries, and its licensors to the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Company Intellectual Property have been complied with.

(z) Except as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, (A) each Plan (as defined below) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”); (B) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (C) for each Plan, no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur with respect to any Plan or Multiemployer Plan; and (E) neither the Company nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor is reasonably expected to incur, any liability under Title IV of ERISA (other than contributions to any Plan or any Multiemployer Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan or a Multiemployer Plan. For purposes of this paragraph, (x) the term “Plan” means an employee benefit plan, within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA, but excluding any Multiemployer Plan, for which the Company has any liability (whether absolute or contingent, including any liability as a result of any members of its “Controlled Group”) and (y) the term “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA for which the Company has any liability (whether absolute or contingent, including any liability as a result of any member of its “Controlled Group”).

(aa) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent, and the Company has no knowledge of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as in the Company’s reasonable judgment are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc) Except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) The financial statements included or incorporated by reference in each of the Registration Statement, Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby. The other financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting or other records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(ff) Ernst & Young LLP, which has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules, filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations of the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(gg) The statistical, industry and market related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate. To the Company’s knowledge, it does not require the consent of any third party for the use of any such data.

(hh) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective at the reasonable assurance level.

(ii) The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(jj) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed or have requested extensions thereof (except where the failure to file would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon

(except for cases in which the failure to file or pay would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(kk) The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and all rules and regulations promulgated thereunder currently applicable to the Company, and is taking steps designed to ensure that it will be in compliance, at all times, with the other provisions of the Sarbanes-Oxley Act when they become applicable to the Company.

(ll) The Company has not taken, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Securities.

(mm) From the time of initial confidential submission of the registration statement relating to the Company’s initial public offering, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(nn) Other than in connection with the Company’s initial public offering, the Company (i) has not engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act (a “Written Testing the Waters Communication”) other than those listed on Schedule III hereto.

(oo) As of the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(pp) The preclinical tests, clinical trials and other studies (collectively, “Studies”) that are described in, or the results of which are referred to in, the Registration Statement, the Time of Sale Prospectus or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with all applicable Health Care Laws; each description of the results of such Studies is accurate in all material respects, and the Company has no material knowledge of any other Studies, the results of which are inconsistent with or otherwise call into question, the results described or referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus; the Company has made all such filings and obtained all such approvals or authorizations as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”) for the conduct of such tests and studies, except where the failure to make such filing or obtain such approval would not reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Company and its subsidiaries, taken as a whole; the Company has not received any written notice of, or written correspondence from, any Regulatory Agency requiring the termination or suspension of any Studies that are described or referred to in the Registration Statement, the Time of Sale Prospectus, nor is the Company aware of any reasonable grounds for such written notice or correspondence.

(qq) The Company and its subsidiaries are, and since January 1, 2019 have been, in compliance with all applicable statutes, rules and regulations applicable to the Health Care Laws (as defined below), except where failures to so comply, whether individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Public Health Service Act (42 U.S.C. §§ 201 et seq.) and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. False Statements Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. § 3729 et seq.), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§1320d et seq.), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the exclusions law (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act); and (iii) the Standards for Privacy of Individually Identifiable Health Information, the Security Standards for the Protection of Electronic Protected Health Information, and the Standards for Electronic Transactions and Code Sets promulgated under HIPAA, the Health Information

Technology for Economic and Clinical Health Act (“HITECH Act”) (42 U.S.C. §§ 17921 et seq.), and the regulations promulgated thereunder and any applicable state or non-U.S. counterpart thereof. Since January 1, 2019, neither the Company nor its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, since January 1, 2019, none of the Company, its subsidiaries or its respective directors, officers, employees, or, to the knowledge of the Company, contractors or agents, has been, or is currently, excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion. Since January 1, 2019, the Company and its subsidiaries have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by the Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were timely, complete, accurate and not misleading on the date filed in all material respects (or were corrected or supplemented by a subsequent submission).

(rr) The Company and each of its subsidiaries are, and at all prior times since January 1, 2019 were, in material compliance with all applicable data privacy and security laws, rules, and regulations regarding the collection, use, transfer, storage, protection, disposal or disclosure of sensitive information (including Personal Data (as defined below)) generated by Company or collected from or provided by third parties, including, without limitation, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). “Personal Data” means (i) any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked with a particular individual, including the following information if it identifies, relates to, describes, is reasonably capable of being associated with, or could be reasonably linked, directly or indirectly, with a particular individual: a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) “personal data” as defined by GDPR (to the extent the GDPR applies), and (iii) other information that identifies such natural person, or his or her family, except any “protected health information” as defined by HIPAA. To the extent required by Privacy Laws, the Company and its subsidiaries have in place, materially comply with, and take appropriate steps to ensure compliance with their (i) policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data, and (ii) security policies (collectively, the “Policies”). At all times since January 1, 2019, the Company has provided notice of its Policies then in effect to its customers, employees, third party vendors and representatives as required by the Privacy Laws. Each of the Company’s Policies provides materially accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter and such Company Policies do not contain any material omissions of the Company’s then-current privacy practices to the extent such omission would violate Privacy Laws. None of such disclosures made or contained in any of the Policies have been materially inaccurate, misleading, deceptive. The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of violation of any Privacy Laws or Policies. Neither the Company nor any of its subsidiaries: (i) has received written notice of any actual or potential material liability under or relating to, or actual or alleged material violation of, any of the Privacy Laws; or (ii) is a party to any order, decree, or judgement that imposes any obligation or liability under any Privacy Law.

(ss) The Company and its subsidiaries’ information technology assets and equipment, computers, technology systems and other systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are materially adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained controls, policies, procedures, and safeguards designed to maintain and protect its confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems (all Personal Data and data the Company is legally obligated to keep confidential, collectively, the “Confidential Data”), in compliance with all applicable laws, regulations, or rules. The Company and its subsidiaries have used commercially reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business, including, without limitation, for the information technology systems and data held or used by or for the Company or any of its subsidiaries. To the Company’s knowledge, there have been no security breaches or attacks, violations, outages or unauthorized uses of or accesses to the Confidential Data, or any other compromises of Confidential Data. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of its IT Systems and the protection of Confidential Data from unauthorized use, access, misappropriation or modification.

(tt) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2. Agreements to Sell and Purchase. Subject to Section 3 below, the Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Securities set forth in Schedule I hereto opposite its name. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $5.17 a share (the “Purchase Price”) and the purchase price per Pre-Funded Warrant to be paid by the several Underwriters to the Company equals the Purchase Price minus $0.0001 (the “Warrant Purchase Price”); provided that an aggregate of (i) 1,818,181 of Firm Shares and (ii) Pre-Funded Warrants to purchase up to 2,727,272 shares of the Company’s common stock (collectively, the “Indication of Interest Securities”) proposed to be sold by the Underwriters to entities affiliated with the directors of the Company shall be purchased at the Public Offering Price (as defined below).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 4,500,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Securities but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities or later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the aggregate number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Company is further advised by the Representatives that (i) the Shares are to be offered to the public initially at $5.50 a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $0.198 a share under the Public Offering Price and (ii) the Pre-Funded Warrants are to be offered to the public initially at $5.4999 per warrant (the “Public Offering Price per Warrant”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $0.198 per warrant under the Public Offering Price per Warrant.

Notwithstanding the foregoing, the Company and the Representatives shall instruct purchasers of the Pre-Funded Warrants in the public offering to make payment for the Pre-Funded Warrants on the Closing Date to the Company by wire transfer in immediately available funds to the account specified by the Company, in lieu of payment by the Underwriters for such Pre-Funded Warrants, and the Company shall deliver such Pre-Funded Warrants to such purchasers on the Closing Date in definitive form against such payment, in lieu of the Company’s obligation to deliver such Pre-Funded Warrants to the Underwriters; provided that the Company shall promptly (but in no event later than the Closing Date) pay $0.33 per such Pre-Funded Warrant to the Underwriters by wire transfer in immediately available funds to the account specified by the Representatives.

In the event that the purchasers of the Pre-Funded Warrants in the public offering fail to make payment to the Company for all or part of the Pre-Funded Warrants on the Closing Date, the Representatives may elect, by written notice to the Company, to receive shares of Common Stock in lieu of all or a portion of such Pre-Funded Warrants to be delivered to the Underwriters under this Agreement.

4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on February 12, 2024, or at such other time on the same or such other date, not later than February 19, 2024, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than March 22, 2024, as shall be designated in writing by the Representatives.

The Firm Securities and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Securities and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor, in the case of the Firm Shares, and the Warrant Purchase Price, in the case of the Pre-Funded Warrants. The Pre-Funded Warrants will be made available for inspection by the Representatives on the day prior to the Closing Date.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the Company, in form and substance reasonably satisfactory to the Representatives.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Cooley LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e) The Underwriters shall have received on the Closing Date an opinion from each of Choate, Hall & Stewart LLP and Morrison & Foerster LLP, intellectual property counsels for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

With respect to the negative assurance letters to be delivered pursuant to Sections 5(c) and (d) above, Wilson Sonsini Goodrich & Rosati, Professional Corporation and Cooley LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification, except as specified.

The opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati, Professional Corporation described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than two business days prior to the date hereof.

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, executed by certain stockholders of the Company, and all officers and directors of the Company relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof (the “Lock-up Agreements”), shall be in full force and effect on the Closing Date.

(h) The shares of Common Stock sold pursuant to this Agreement and shares of Common Stock equivalent to the number of Warrant Shares sold pursuant to this Agreement shall have been submitted for listing on the Nasdaq Global Market.

(i) The chief financial officer of the Company shall have delivered to the Underwriters, on each of the date hereof and on the Closing Date, a certificate in a form reasonably acceptable to the Representatives.

(j) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii) an opinion and negative assurance letter of Cooley LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) an opinion and negative assurance letter from each of Choate, Hall & Stewart LLP and Morrison & Foerster LLP, intellectual property counsels for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vi) a certificate, dated the Option Closing Date and signed by the chief financial officer of the Company substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof; and

(vii) such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives, upon written request, without charge, two signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object in writing, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the

Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request, provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity as a deal in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) To make generally available (which may be satisfied by filing with the Commission on its Electronic Data Gathering, Analysis and Retrieval System) to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act, including the costs of reproducing an distributing each of the Pre-Funded Warrants, and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by FINRA (provided that the fees and expenses of counsel with respect to clauses (iii) and (iv) above shall not exceed $40,000 in the aggregate) , (v) all costs and expenses incident to listing the Securities on the Nasdaq Global Market, (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show with the remaining 50% of the cost of such aircraft to be paid by the Underwriters, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make and all travel and other expenses of the Underwriters or any of their employees incurred by them in connection with participation in investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities; provided that this clause (x) does not include the cost of any chartered aircraft, which shall be paid 50% by the Company as described in clause (viii).

(j) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 6).

(k) If at any time during the Prospectus Delivery Period and following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(l) The Company shall, at all times while any Pre-Funded Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of such Pre-Funded Warrants, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of the then-outstanding Pre-Funded Warrants.

The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and BofA Securities, Inc., it will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”) (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) confidentially submit any draft registration statement or file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Securities to be sold hereunder, including for the avoidance of doubt, the issuance by the Company of Warrant Shares upon the exercise of the Pre-Funded Warrants, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (c) grants of options, restricted stock or other equity awards and the issuance of Common Stock or securities convertible into or exercisable for Common Stock (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors or consultants of the Company pursuant to the terms of a plan in effect on the date hereof and as described in the Time of Sale Prospectus, provided that the Company shall cause each recipient of such grant to execute and deliver to the Representatives an agreement substantially in the form of Exhibit A hereto if such recipient has not already delivered one, (d) the filing of a registration of Form S-8 to register Common Stock issuable pursuant to any employee benefit plans, qualified stock option plans or other employee compensation plans, described in the Time of Sale Prospectus, (e) Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or the entrance into an agreement to issue Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, in connection with any merger, joint venture, strategic alliances, commercial or other collaborative transaction or the acquisition or licenses of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition; provided that the aggregate number of Common Stock or any other securities convertible into, or exercisable or exchangeable for, Common Stock that the Company may issue or agree to issue pursuant to this clause (e) shall not exceed 5% of the total outstanding share capital of the Company immediately following the issuance of the Securities; and provided further, that the recipients of any such shares of Common Stock and securities issued pursuant to this clause (e) during the Restricted Period shall enter into an agreement substantially in the form of Exhibit A hereto on or prior to such issuance, (f) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, and (g) the issuance by the Company of shares of Common Stock in connection with sales under an “at-the-market” equity offering program pursuant to a sales agreement with Cowen and Company, LLC (the “Sale Agreement”), provided no sales shall be made under the Sale Agreement until the earlier of (i) the Representatives exercising their option to purchase Additional Shares in full or (ii) 30 days after the date of this Agreement.

7. Covenants of the Underwriters. Each Underwriter severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below. The Company agrees and confirms that references to “affiliates” of Morgan Stanley that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto; provided that the only such information furnished by any Underwriter through the Representatives consists of the following information in the Prospectus: the concession figure in the third paragraph and the information set forth in the twelfth paragraph concerning stabilizing transactions, in each case under the caption “Underwriters.” (the “Underwriting Information”).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares and the Public Offering Price per Warrant and the Pre-Funded Warrants. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement other than by reason of a default by the Underwriters or following termination of this Agreement pursuant to clauses (i), (iii), (iv) or (v) of Section 9, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably incurred fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www. Docusign.com) or other transmission method any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14. Applicable Law. This Agreement, any claim, controversy or disputes arising under or related to this Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Facsimile: (212) 622-8358, Attention: Equity Syndicate Desk; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and BofA Securities, Inc., One Bryant Park, New York, New York 10036, Email: dg.ecm_execution_services@bofa.com, Attention: Syndicate Department, with a copy to Email: dg.ecm_legal@bofa.com, Attention: ECM Legal; and if to the Company shall be delivered, mailed or sent to Sana Biotechnology, Inc., 188 East Blaine Street, Suite 400, Seattle, Washington 98102, Attention: General Counsel.

[Signature page follows]

Very truly yours,

SANA BIOTECHNOLOGY, INC.

By:	/s/ Nathan Hardy
Name: Nathan Hardy
Title: Executive Vice President and Chief Financial Officer

Accepted as of the date hereof

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Goldman Sachs & Co. LLC
BofA Securities, Inc.
Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

Morgan Stanley & Co. LLC

By:	/s/ Frank Tang
Name: Frank Tang
Title: Executive Director

J.P. Morgan Securities LLC

By:	/s/ Benjamin Burdett
Name: Benjamin Burdett
Title: Managing Director

Goldman Sachs & Co. LLC

By:	/s/ Lyla Bibi Maduri
Name: Lyla Bibi Maduri
Title: Managing Director

BofA Securities, Inc.

By:	/s/ Greg Butz
Name: Greg Butz
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Number of Pre- Funded Warrants To Be Purchased
Morgan Stanley & Co. LLC	4,663,637	3,436,363
J.P. Morgan Securities LLC	4,663,637	3,436,363
Goldman Sachs & Co. LLC	4,663,637	3,436,363
BofA Securities, Inc.	3,281,817	2,418,183

Total:	17,272,728	12,727,272

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus dated February 7, 2024

2.	Free Writing Prospectus: Free Writing Prospectus of the Company dated February 7, 2024

3.	Schedule of other information included in the Time of Sale Prospectus:

Size (for Firm Securities):	$164,988,727.27

Firm Shares Offered:	17,272,728

Pre-Funded Warrants Offered:	12,727,272

Additional Shares Option:	4,500,000

Public Offering Price per Share:	$5.50

Public Offering Price per Warrant:	$5.4999

For the aggregate of 4,545,453 shares of common stock and pre-funded warrants purchased by certain investors affiliated with the Company’s directors, the underwriters will not receive any underwriting discounts or commissions on any such shares or warrants.

II-1

SCHEDULE III

Written Testing-the-Waters Communications

None.

III-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

     , 2024

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

BofA Securities, Inc.

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

c/o	BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and BofA Securities, Inc. (collectively, the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Sana Biotechnology, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of equity securities (the “Securities”) of the Company.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus supplement (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The foregoing paragraph shall not apply to:

(a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or to a charitable organization or educational institution in a transfer not involving a disposition for value;

(c) distributions or transfers of shares of Common Stock or any security convertible into shares of Common Stock to partners, members, stockholders or affiliates of the undersigned;

(d) facilitating the establishment of a trading plan on behalf of a shareholder, officer, or director of the Company pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) for the transfer of shares of Common Stock, provided that (i) such 10b5-1 Plan does not provide for the transfer of Common Stock during the Restricted Period, (ii) no filing or notification by any party under the Exchange Act or other public announcement shall be made voluntarily in connection with such transfer or distribution and (iii) any required public announcement or filing under the Exchange Act made by the undersigned, the Company or any other person regarding the establishment of such 10b5-1 Plan during the Restricted Period shall include a statement that the undersigned is not permitted to transfer, sell or otherwise dispose of securities under such 10b5-1 Plan during the Restricted Period in contravention of this agreement;

(e) transfers or dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a 10b5-1 Plan; provided that such 10b5-1 Plan was established prior to the execution of this agreement by the undersigned, and the existence and details of such 10b5-1 Plan were communicated to the Representatives and their counsel; provided, further, that if any filing under Section 16(a) of the Exchange Act is required to be made in connection with such transfer or disposition, it shall indicate that such transfer or disposition was pursuant to a 10b5-1 Plan and no other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

(f) transfers or dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to any member of the immediate family of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value;

(g) transfers or dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned upon the death of the undersigned or, provided no filing or notification by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution, and (ii) by operation of law pursuant to orders of a court or other regulatory agency, in connection with a negotiated divorce settlement or pursuant to a qualified domestic relations order, provided no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock is required, it shall indicate in the footnotes thereto the nature and conditions of such transfer;

(h) transfers or dispositions of shares of Common Stock to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned;

(i) transfers to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by, controlling or managing, or under common control with, the undersigned;

(j) transfers or dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company pursuant to any contractual arrangement in effect on the date of this agreement and disclosed to the Representatives in writing that provides for the repurchase of the undersigned’s Common Stock or other securities by the Company or in connection with the termination of the undersigned’s employment with or service to the Company; provided that (i) the repurchase price for any such shares or securities shall not exceed the original purchase price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) paid, and (ii) if the undersigned is required to file a report reporting a reduction in beneficial ownership of shares of Common Stock during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and no public filing, report or announcement shall be voluntarily made;

(k) transfers or dispositions of shares of Common Stock or other securities to the Company in connection with the exercise of any option or warrant for, shares of Common Stock (by way of “net” or “cashless” exercise solely to cover withholding tax obligations in connection with such exercise or transfer to the Company for the payment of taxes as a result of such exercise) or transfers or dispositions of shares of Common Stock or other securities to cover tax withholding obligations of the undersigned in connection with a vesting or settlement of the Company’s securities; provided that (i) such option or warrant is described in the Prospectus (including the documents incorporated by reference therein), or was granted under a stock incentive plan or other equity award plan, which plan is described in the Prospectus (including the documents incorporated by reference therein), (ii) any such shares of Common Stock received by the undersigned shall be subject to the terms of this agreement and (iii) if the undersigned is required to file a report reporting a reduction in beneficial ownership of shares of Common Stock during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and that the shares of Common Stock received upon exercise of the stock option or warrant or vesting event are subject to this agreement, and no public filing, report or announcement shall be voluntarily made;

(l) the exercise on a cash basis of options to purchase shares of Common Stock granted under any stock incentive plan or other equity award plan of the Company disclosed in the Prospectus (including the documents incorporated by reference therein), provided that the underlying shares shall continue to be subject to the restrictions on transfer set forth in this agreement, and provided further that any filing under Section 16(a) of the Exchange Act with regard to this clause (k) shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (k) and no public filings, report or announcement shall be voluntarily made; or

(m) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock and involving a change of control of the Company approved by the board of directors of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this agreement;

provided that in the case of any transfer or distribution pursuant to clauses (b), (c), (f), (g), (h) or (i), (x) each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (y) no filing or notification by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution and (z) such transfer shall not involve a disposition for value.

For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin. For purposes of this agreement, “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended, including without limitation any general partner, limited partner, managing member, manager, member, employee, officer, director or trustee of such entity or natural person, or any trust for the benefit of any of the foregoing or any affiliate of the foregoing, or any investment fund or other entity controlled or managed by the foregoing or affiliates of the foregoing and “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transactions or a series of related transactions, to a person or group of affiliated persons (other than an underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold at least 50% of the outstanding voting securities of the Company (or the surviving entity), provided that, for the avoidance of doubt, the Public Offering shall not constitute a change of control.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Securities at the price determined in the Public

Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

This agreement (and for the avoidance of doubt, the Restricted Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) the Company advising the Representative in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement before the sale of any Securities to the Underwriters, (iii) the registration statement filed with the SEC with respect to the Public Offering contemplated by the Underwriting Agreement is withdrawn or (iv) February 29, 2024, in the event the closing of the Public Offering shall not have occurred on or before such date.

[Signature page follows]

Very truly yours,

Name of Securityholder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

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